FS Investment Corporation 8-K

Exhibit 99.1

FS Investment Corporation Reports Second Quarter 2014 Financial Results

PHILADELPHIA, PA, August 15, 2014 – FS Investment Corporation (NYSE: FSIC), a publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results on August 14, 2014 for the quarter ended June 30, 2014. As previously disclosed, FSIC will hold a conference call to discuss these results at 9:00 a.m., Eastern Time, on Monday, August 18, 2014. Information for those interested in participating in the call can be found below.

Financial Highlights for the Quarter Ended June 30, 20141

•	Net earnings of $0.27 per share for the quarter ended June 30, 2014, compared to $0.18 per share for the quarter ended June 30, 2013
•	Net investment income of $0.23 per share for the quarter ended June 30, 2014, compared to $0.29 per share for the quarter ended June 30, 2013
•	Excluding the accrual for capital gains incentive fees and one-time costs associated with the public listing, adjusted net investment income of $0.26 per share for the quarter ended June 30, 2014, compared to $0.27 per share for the quarter ended June 30, 2013[2]
•	Total net realized and unrealized gain on investments of $0.04 per share for the quarter ended June 30, 2014, compared to a loss of $0.11 per share for the quarter ended June 30, 2013
•	New investments totaled $737.7 million for the three months ended June 30, 2014
•	Paid regular cash distributions to stockholders totaling $0.2228 per share during the quarter ended June 30, 2014[3]

“FSIC’s direct lending platform delivered strong investment opportunities during the second quarter. New direct originations totaled approximately $530 million last quarter, with first-lien senior secured loans accounting for over 76% of those investments,” said Michael C. Forman, Chairman and Chief Executive Officer of FSIC. “We look forward to continuing to rotate the portfolio into these higher yielding opportunities in order to further optimize the portfolio to create value for our stockholders.”

Operating Results

	Three Months Ended
(all per share amounts are basic and diluted)[1]	June 30, 2014	March 31, 2014	June 30, 2013
Net investment income per share	$0.23	$0.22	$0.29
Adjusted net investment income per share[2]	$0.26	$0.23	$0.27
Total net realized and unrealized gain (loss) on investments per share	$0.04	$0.09	$(0.11)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.27	$0.31	$0.18
Stockholder distributions per share[3]	$0.2228	$0.2160	$0.2048
Net asset value per share at period end	$10.28	$10.28	$10.08

Portfolio Highlights

•	Committed $529.9 million to direct originations during the quarter ended June 30, 2014.
•	Gross portfolio yield prior to leverage of new direct originations (excluding non-income producing assets) during the second quarter was 11.2% compared to 9.6% in the first quarter.
•	As of June 30, 2014, the fair value of investments was $4.2 billion. Core investment strategies, which include direct originations and opportunistic investments, represented 88% of the portfolio. Direct originations represented 66%, opportunistic investments represented 22% and broadly syndicated/other investments represented 12% of the portfolio.

Total Portfolio Activity

Three Months Ended
(dollar amounts in thousands)	June 30, 2014
Purchases	$737,704
Sales and Redemptions	(609,417)
Net Portfolio Activity	$128,287
As of June 30, 2014
Total fair value of investments	$4,227,103
Total assets	$4,572,364

Portfolio Data	As of June 30, 2014
Number of Portfolio Companies	125
Average Annual EBITDA of Portfolio Companies	$181,000
Weighted Average Purchase Price of Investments (as a % of par or stated value)	97.4%
Weighted Average Credit Rating of Investments that were Rated[4]	B3
% of Investments on Non-Accrual (based on fair value)[5]	0.5%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	54%
Senior Secured Loans — Second Lien	18%
Senior Secured Bonds	9%
Subordinated Debt	10%
Collateralized Securities	3%
Equity/Other	6%

Portfolio Composition by Strategy (based on fair value)[6]
Direct Originations	66%
Opportunistic	22%
Broadly Syndicated/Other	12%

Interest Rate Type (based on fair value)
% Variable Rate	71.2%
% Fixed Rate	22.9%
% Income Producing Equity or Other Investments	2.5%
% Non-Income Producing Equity or Other Investments	3.4%

Yields
Gross Portfolio Yield Prior to Leverage (based on amortized cost)	9.9%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) — Excluding Non-Income Producing Assets	10.3%

Select Direct Origination Activity

(dollar amounts in thousands)	Three Months Ended June 30, 2014
New Direct Originations
Total Commitments (including unfunded commitments)	$529,871
Exited Investments (including partial paydowns)	(114,422)

Net Direct Originations	$415,449
New Direct Originations by Asset Class (including unfunded commitments)
Senior Secured Loans — First Lien	76%
Senior Secured Loans — Second Lien	—
Senior Secured Bonds	5%
Subordinated Debt	12%
Collateralized Securities	—
Equity/Other	7%
Average New Direct Origination Commitment Amount	$44,156
Weighted Average Maturity for New Direct Originations	1/6/20
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations during Period	10.4%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations during Period – Excluding Non-Income Producing Assets	11.2%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Direct Originations Exited during Period	11.2%

Characteristics of All Direct Originations held in Portfolio	As of June 30, 2014
Direct Originations, at fair value	$2,788,147
Number of Portfolio Companies	43
Average Annual EBITDA of Portfolio Companies	$45,800
Average Leverage Through Tranche of Portfolio Companies — Excluding Equity/Other and Collateralized Securities	4.1	x
% of Investments on Non-Accrual	—
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Funded Direct Originations	9.8%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Funded Direct Originations — Excluding Non-Income Producing Assets	10.1%

Balance Sheet Summary

(in thousands, except per share amounts)	As of June 30, 2014	As of December 31, 2013
Assets
Investments, at fair value	$4,227,103	$4,137,581
Cash	244,074	227,328
Receivable for investments sold and repaid	35,592	26,722
Interest receivable	56,362	47,622
Deferred financing costs	7,768	5,168
Prepaid expenses and other assets	1,465	156
Total assets	$4,572,364	$4,444,577

Liabilities
Payable for investments purchased	$92,522	$23,423
Credit facilities payable	965,686	723,682
Repurchase agreement payable	950,000	950,000
Stockholder distributions payable	17,748	18,671
Management fees payable	19,862	22,700
Accrued capital gains incentive fees	37,647	32,133
Subordinated income incentive fees payable	15,061	14,303
Administrative services expense payable	1,686	1,153
Interest payable	11,509	10,563
Directors’ fees payable	253	254
Other accrued expenses and liabilities	2,823	6,703
Total liabilities	$2,114,797	$1,803,585

Stockholders’ Equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	$239	$259
Capital in excess of par value	2,246,910	2,466,753
Accumulated undistributed net realized gains on investments and gain/loss on foreign currency	75,977	55,344
Accumulated undistributed (distributions in excess of) net investment income	36,239	35,322
Net unrealized appreciation (depreciation) on investments and gain/loss on foreign currency	98,202	83,314
Total stockholders’ equity	$2,457,567	$2,640,992

Total liabilities and stockholders’ equity	$4,572,364	$4,444,577

Net asset value per share of common stock at period end	$10.28	$10.18

Reconciliation of Non-GAAP Financial Measures1

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
GAAP net investment income per share	$0.23	$0.22	$0.29
Plus capital gains incentive fees per share	$0.01	$0.02	$(0.02)
Plus excise taxes per share	—	—	—
Plus one-time expenses per share[7]	$0.02	—	—
Adjusted net investment income per share[2]	$0.26	$0.23	$0.27

1)	The per share data was derived by using the weighted average shares of FSIC’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (iii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSIC's normal course of business (referred to herein as one-time expenses). FSIC uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Reconciliations of GAAP net investment income to adjusted net investment income can be found above.

3)	The per share data for distributions reflects the actual amount of distributions paid per share of FSIC’s common stock during the applicable period.

4)	The weighted average credit rating of investments is the weighted average credit rating of the investments in FSIC’s portfolio that were rated, based upon the scale of Moody's Investors Service, Inc. As of June 30, 2014, approximately 29.7% of FSIC’s portfolio (based on the fair value of investments) was rated.

5)	Interest income is recorded on an accrual basis. Generally, investments are placed on non-accrual when the collection of future interest and principal payments is uncertain.

6)

FSIC has identified and intend to focus on the following investment categories, which it believes will allow it to generate an attractive total return with an acceptable level of risk.

Direct Originations: FSIC intends to leverage its relationship with GSO / Blackstone Debt Funds Management LLC and its global sourcing and origination platform to directly source investment opportunities. Such investments are originated or structured specifically for FSIC or made by FSIC and are not generally available to the broader market. These investments may include both debt and equity components, although FSIC do not expect to make equity investments independent of having an existing credit relationship. FSIC believes directly originated investments may offer higher returns and more favorable protections than broadly syndicated transactions.

Opportunistic: FSIC intends to seek to capitalize on market price inefficiencies by investing in loans, bonds and other securities where the market price of such investment reflects a lower value than deemed warranted by its fundamental analysis. FSIC believes that market price inefficiencies may occur due to, among other things, general dislocations in the markets, a misunderstanding by the market of a particular company or an industry being out of favor with the broader investment community. FSIC seeks to allocate capital to these securities that have been misunderstood or mispriced by the market and where it believes there is an opportunity to earn an attractive return on its investment. Such opportunities may include event driven investments, anchor orders and collateralized securities.

Broadly Syndicated/Other: Although FSIC’s primary focus is to invest in directly originated transactions and opportunistic investments, in certain circumstances it will also invest in the broadly syndicated loan and high yield markets. Broadly syndicated loans and bonds are generally more liquid than FSIC’s directly originated investments and provide a complement to its less liquid strategies. In addition, and because FSIC typically receive more attractive financing terms on these positions than it does on its less liquid assets, it is able to leverage the broadly syndicated portion of its portfolio in such a way that maximizes the levered return potential of its portfolio.

7)	FSIC's one-time expenses for the three and six months ended June 30, 2014 were $5.6 million. During the three and six months ended June 30, 2014, FSIC incurred expenses of $7.0 million in connection with the listing of its shares on the NYSE, including listing advisory fees of $5,043 and other legal, printing and marketing expenses. These listing expenses were partially offset by a $1.4 million reduction in FSIC's subordinated incentive fee on income due to the reduction in pre-incentive fee net investment income associated with the listing expenses. FSIC's one-time expenses of $5,600 reflect listing expenses of $7,000 net of the $1,400 adjustment to its subordinated incentive fee on income.

Recent Developments

•	Paid a special cash distribution of $0.10 per share on August 15, 2014 and intends to pay a second $0.10 distribution per share on or about November 14, 2014 to stockholders of record as of October 31, 2014
•	Since the close of the second quarter through August 11, 2014, FSIC has closed on over $50 million of direct originations
•	FSIC expects total third quarter direct originations to exceed $200 million

Conference Call Information

FSIC will hold its second quarter stockholder conference call on Monday, August 18, 2014, at 9:00 a.m. Eastern Time. Interested parties are invited to participate via telephone or webcast, which will be hosted on a webcast link located on the “Investor Relations” section of our website (www.fsinvestmentcorp.com). For participants joining via telephone, please dial (800) 446-1671 at least 10 minutes prior to the beginning of the conference call and provide the confirmation code 37720157 when prompted. An audio archive of the call will be available for replay. The link to the audio archive can be found under the “Investor Relations” section of FSIC’s website and will be available for a period of 30 days following the call.

Supplemental Information

FSIC will provide a financial information presentation with additional details on its second quarter financial results in advance of the August 18, 2014 conference call. This presentation will be made available under the “Reports and Presentations” page within the “Investor Relations” section of FSIC’s website (www.fsinvestmentcorp.com). For inquiries, please contact Ben Holman at (215) 220-6266.

About FS Investment Corporation

FS Investment Corporation (NYSE: FSIC) is a publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. In connection with its debt investments, FSIC may receive equity interests such as warrants or options.

FSIC is advised by FB Income Advisor, LLC, an affiliate of Franklin Square Capital Partners (“Franklin Square”), and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners. GSO, with approximately $69.5 billion in assets under management as of June 30, 2014, is the credit platform of Blackstone, one of the world’s leading managers of alternative investments. For more information, please visit www.fsinvestmentcorp.com.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm managed approximately $12.4 billion in assets as of June 30, 2014. For more information, please visit www.franklinsquare.com.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2014, which FSIC filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2014, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2014 and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on FSIC’s shares of common stock, including the special distribution referenced herein, is subject to the discretion of its board of directors and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

FSIC may fund its cash distributions to stockholders from any sources of funds available to it, including expense reimbursements from Franklin Square, as well as offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy due generally to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, and the price at which shares of common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSIC. The information contained in this press release is summary information that is intended to be considered in the context of FSIC’s SEC filings and other public announcements that FSIC may make, by press release or otherwise, from time to time. FSIC undertakes no duty or obligation to publicly update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC, or information about the market, as indicative of FSIC’s future results.

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC’s financial results with other business development companies.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.